PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS FIRST QUARTER FINANCIAL RESULTS

Revenue from Products and Services Increases 21%
Company Begins Shipping HP Branded 3D Printers

- - - - -

MINNEAPOLIS, April 28, 2010 – Stratasys, Inc. (NASDAQ: SSYS) today announced first quarter financial results.

     The company reported revenue of $23.0 million for the first quarter ended March 31, 2010, which includes a $5.0 million one-time non-cash charge against revenue. The charge against revenue represents the fair value of the warrant issued to HP (NYSE: HPQ) for 500,000 shares of Stratasys, Inc. common stock, in connection with the distribution agreement signed in January.

     Non-GAAP revenue, which excludes the warrant charge, was $28.0 million for the first quarter ended March 31, 2010, a 21% increase over the $23.1 million reported for the same period in 2009. System shipments totaled 610 units for the first quarter of 2010, as compared with 591 for the same period last year.

     The company reported a net loss of $443,000 for the first quarter, or $0.02 per share, compared to a net loss of $704,000, or $0.03 per share, for the same period last year.

     Non-GAAP net income, which excludes the warrant charge, certain discrete items and stock-based compensation expense, was $2.9 million, or $0.14 per share, for the first quarter of 2010 compared to $5,000 for the same period last year.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the non-GAAP financial measures.

      “Our first quarter results reflect the positive impact of the economic recovery and a subsequent improvement of business conditions within our core markets,” said Scott Crump, chairman and chief executive officer of Stratasys. “Compared to a very weak first quarter last year, we generated strong growth in our system sales, led by a 140% increase in Fortus 3D production system revenue.

     “Excluding the warrant charge, gross margin expanded quarter-on-quarter and year-over-year, driven by the growth in total revenue as well as a favorable mix in product sales. Product mix continues to benefit from the relatively strong sales of our higher-priced Dimension and uPrint Plus 3D printers. In addition, operating margin percentage, excluding the warrant charge, reached the highest level since the third quarter of 2008, driven by the higher gross margin and our ongoing efforts to prudently manage operating expenses.

     “During the final days of the first quarter, we began shipment of the new HP DesignJet 3D printer. These shipments were in anticipation of HP’s launch last week of the new product and its forthcoming availability in five European countries. We are excited about entering this stage of the agreement with HP and believe their expansion into the 3D printer market with Stratasys-manufactured products represents the beginning of a revolutionary new period for our company.

     “Coinciding with the introduction of HP’s new DesignJet 3D printers, we recently launched an eco-friendly, automated support removal system for our uPrint line called WaveWash. The new product platform is office friendly and easy to use, and will improve upon the whole product experience for uPrint customers by providing a hands-free process to dissolve support material. HP’s strategic input was instrumental in our development of the new support removal system, which is also being sold by HP under their DesignJet brand.

     “We are encouraged by the positive trends in our business during the first quarter and remain optimistic regarding the balance of 2010. Consumable revenue grew by 22% during the quarter, and could be a leading indicator of a sustainable growth trend. Although our optimism is growing, we remain cautious in our outlook and will continue to control our expenses accordingly. We maintain a healthy balance sheet, which is reflected in our growing cash balance, and we are well positioned to execute our growth plans going forward.

     “Most importantly, we are excited to begin the distribution phase of our agreement with HP. We believe HP’s unmatched sales and distribution capabilities are the ideal complement to our current channel. Within our market, their brand awareness and marketing muscle has the potential of driving a significant expansion in our 3D printer sales,” Crump concluded.

     The company plans to hold a conference call to discuss its first quarter financial results on Wednesday, April 28, 2010 at 8:30 a.m. (ET). The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=61402&eventID=2974532.

     To participate by telephone, the domestic dial-in number is 866-277-1181 and the international dial-in is 617-597-5358. The access code is 82043526. Investors are advised to dial into the call at least ten minutes prior to the call to register. The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or at the provided web address.

(Financial tables follow)

Stratasys, Inc., Minneapolis, manufactures additive fabrication machines for prototyping and manufacturing plastic parts. The company also operates a service for part prototyping and production. According to Wohlers Report 2009, Stratasys supplied 43 percent of all additive fabrication systems installed worldwide in 2008, making it the unit market leader for the seventh consecutive year. Stratasys patented and owns the process known as FDM.® The process creates functional prototypes and end-use parts directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 285 granted or pending additive fabrication patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “planning” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® and uPrint 3D Printers; our WaveWash support removal system; and our FortusTM 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market new materials, such as ABSplus and ABS-M30, and the market acceptance of these and other materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges and expenses. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as the warrant charge, restructuring expenses, and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2010	2009
	(unaudited)	(unaudited)
Net sales
Product	$21,761,618	$16,951,502
Services	6,232,507	6,193,299
Fair value of warrant related to OEM agreement	(4,987,806)	-
	23,006,319	23,144,801

Cost of sales
Product	10,678,018	10,686,156
Services	2,908,226	2,886,293
	13,586,244	13,572,449
Gross profit	9,420,075	9,572,352

Operating expenses
Research and development	2,398,498	1,871,760
Selling, general and administrative	7,783,720	9,308,209
	10,182,218	11,179,969
Operating loss	(762,143)	(1,607,617)

Other income (expense)
Interest income, net	215,199	286,353
Foreign currency transaction gains (losses), net	(359,255)	236,601
Other	18,240	13,726
	(125,816)	536,680
Loss before income taxes	(887,959)	(1,070,937)

Income taxes	(444,858)	(367,008)

Net loss	$(443,101)	$(703,929)

Earnings per common share
Basic	$(0.02)	$(0.03)
Diluted	$(0.02)	$(0.03)

Weighted average number of common
shares outstanding
Basic	20,441,217	20,222,127
Diluted	20,441,217	20,222,127

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$50,563,841	$48,315,926
Short-term investments - held to maturity	17,025,763	16,073,718
Accounts receivable, less allowance for doubtful
accounts of $1,038,520 at March 31, 2010
and $903,101 at December 31, 2009	19,671,215	19,249,813
Inventories	16,854,971	14,608,014
Net investment in sales-type leases, less allowance	3,920,267	3,618,876
for doubtful accounts of $131,202 at March 31,
2010 and $222,011 at December 31, 2009
Prepaid expenses and other current assets	1,903,545	2,247,612
Deferred income taxes	2,277,000	2,277,000
Total current assets	112,216,602	106,390,959

Property and equipment, net	26,576,484	26,326,012

Other assets
Intangible assets, net	7,381,454	7,653,269
Net investment in sales-type leases	3,255,499	3,477,039
Deferred income taxes	688,000	688,000
Long-term investments - available for sale	1,030,750	1,055,750
Long-term investments - held to maturity	3,501,802	5,467,318
Other non-current assets	1,958,708	2,078,165
Total other assets	17,816,213	20,419,541

Total assets	$156,609,299	$153,136,512

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$10,728,717	$12,874,798
Unearned revenues	11,262,898	10,678,427
Total current liabilities	21,991,615	23,553,225

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 26,198,418 and 26,053,318 issued as of 2010
and 2009, respectively	261,984	260,533
Capital in excess of par value	99,939,823	94,329,398
Retained earnings	73,572,839	74,015,940
Accumulated other comprehensive loss	(152,537)	(18,159)
Less cost of treasury stock, 5,687,631 shares in 2010 and 2009	(39,004,425)	(39,004,425)
Total stockholders' equity	134,617,684	129,583,287

Total liabilities and stockholders' equity	$156,609,299	$153,136,512

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Non-GAAP Adjustments for the Three Months Ended March 31, 2010				Non-GAAP Adjustments for the Three Months Ended March 31, 2009
	Consolidated			Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based	Fair Value	(unaudited)	(unaudited)	Stock-Based		(unaudited)
	As Reported	Compensation (1)	of Warrant (2)	Non-GAAP	As Reported	Compensation (3)	Restructuring (4)	Non-GAAP
Net sales	$23,006,319	$-	$4,987,806	$27,994,125	$23,144,801	$-	$-	$23,144,801

Gross profit	9,420,075	-	4,987,806	14,407,881	9,572,352	-	-	9,572,352

Selling, general and administrative expenses	7,783,720	(310,544)	-	7,473,176	9,308,209	(250,553)	(778,840)	8,278,816

Total operating expenses	10,182,218	(310,544)	-	9,871,674	11,179,969	(250,553)	(778,840)	10,150,576

Operating income (loss)	(762,143)	310,544	4,987,806	4,536,207	(1,607,617)	250,553	778,840	(578,224)

Income (loss) before income taxes	(887,959)	310,544	4,987,806	4,410,391	(1,070,937)	250,553	778,840	(41,544)
Income taxes	(444,858)	160,408	1,796,510	1,512,060	(367,008)	54,000	266,907	(46,101)

Net income (loss)	$(443,101)	$150,136	$3,191,296	$2,898,331	$(703,929)	$196,553	$511,933	$4,557

Earnings per common share
Basic	$(0.02)	$0.01	$0.16	$0.14	$(0.03)	$0.01	$0.03	$0.00
Diluted	$(0.02)	$0.01	$0.16	$0.14	$(0.03)	$0.01	$0.03	$0.00

Weighted average number of common
shares outstanding
Basic	20,441,217			20,441,217	20,222,127			20,222,127
Diluted	20,441,217			21,023,133	20,222,127			20,231,569

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1)	-	Represents non-cash stock-based compensation expense and an additional tax benefit realized from disqualifying dispositions of stock options.
(2)	-	Represents the fair value of a warrant issued during the first quarter of 2010 in connection with the Hewlett -Packard Company OEM agreement.
(3)	-	Represents non-cash stock-based compensation expense.
(4)	-	Represents severance and other related costs associated with the Company's restructuring in the first quarter of 2009.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.